UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON,  D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 25, 2016

GEORGETOWN BANCORP, INC.

(Exact Name of Registrant as Specified in its Charter)

Maryland	001-35595	80-0817763
(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

2 East Main Street, Georgetown, MA	01833
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:      978-352-8600

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ]Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 25, 2016, the Board of Directors of Georgetown Bank (the “Bank”), the wholly owned savings bank subsidiary of Georgetown Bancorp, Inc. (the “Company”), adopted individual compensation plans for certain officers of the Bank. The individual incentive plans were adopted pursuant to the Bank’s Incentive Compensation Plan, which was previously disclosed as Exhibit 10.4 to the Annual Report on Form 10-K of Georgetown Bancorp, Inc., our predecessor federal corporation, filed with the SEC on March 31, 2011.

The individual incentive plans for Robert E. Balletto, President and Chief Executive Officer of the Bank, Frederick H. Weismann Executive Vice President and Chief Operating Officer of the Bank and Joseph W. Kennedy, Senior Vice President and Chief Financial Officer of the Bank are attached as Exhibits 10.1, 10.2 and 10.3 respectively, to this Form 8-K.

The incentive plans have three levels of performance, at which payments can be made. There are minimum thresholds of performance regarding CAMELS ratings and asset quality that must be maintained in order to receive payment for the achievement of the incentive goals.

Mr. Balletto’s plan provides for a target payment of $37,800, or 18% of current annual salary with the following performance categories: (1) achievement of return on assets (ROA) targets; (2) achievement of efficiency ratio targets; (3) achievement of performance standards within the Bank’s compliance program. The target payment can be increased on a sliding scale for improvement in performance categories (1) and (2).

Mr. Weismann’s plan provides for a target payment of $25,760, or 14% of current annual salary with the following performance categories: (1) achievement of ROA targets; (2) achievement of commercial and retail checking account deposit growth targets; (3) achievement of commercial loan growth targets; (4) achievement of fee income targets associated with Small Business Association (SBA) loans. The target payment can be increased on a sliding scale for improvement in all of the performance categories.

Mr. Kennedy’s plan provides for a target payment of $16,071, or 11% of current annual salary with the following performance categories: (1) achievement of ROA targets; (2) achievement of efficiency ratio targets; (3) achievement of net interest margin percentage targets. The target payment can be increased on a sliding scale for improvement in all of the performance categories.

The total cost of the incentive plan for all eligible employees would be approximately $233,495, assuming that all incentive targets were exceeded at various levels and at existing salary levels. The actual cost will vary dependent upon performance.

The individual incentive plans referred to above are filed as Exhibits hereto, and the foregoing descriptions of such plans are qualified by reference to the plans themselves.

Item 9.01.Financial Statements and Exhibits

(a)	Not Applicable.

(b)	Not Applicable.

(c)	Not Applicable.

(d)	Exhibits. The following exhibit is being furnished herewith:

Exhibit No.	Description

10.1	Individual Incentive Plan for Robert E. Balletto
10.2	Individual Incentive Plan for Frederick H. Weismann
10.3	Individual Incentive Plan for Joseph W. Kennedy

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

GEORGETOWN BANCORP, INC.

DATE: April 27, 2016	By:	/s/ Joseph W. Kennedy
Joseph W. Kennedy
Senior Vice President and Chief Financial Officer